Exhibit 99.1

UTEK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 17, 2008, UTEK Corporation (“UTEK”) acquired the U.S. operations of Strategos, Inc. (“Strategos”). The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of UTEK Corporation and Strategos, Inc. after giving effect to the common stock issued to finance the Strategos acquisition, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of assets and liabilities as of March 31, 2008 is presented as if our acquisition of Strategos and the issuance of stock had occurred on March 31, 2008. The preliminary purchase price allocation in this statement varies slightly from that described in Note 2 because the statement is based on March 31, 2008 values as opposed to values from the acquisition date of April 17, 2008.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008 gives effect to the acquisition of Strategos under the purchase method of accounting as if it were acquired on January 1, 2008, and combines the historical operating results of Strategos for the three months ended March 31, 2008 with the historical operating results of UTEK for the three months ended March 31, 2008.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007, gives effect to the acquisition of Strategos under the purchase method of accounting as if it were acquired on January 1, 2007, and combines the historical operating results of Strategos for the year ended December 31, 2007 with the historical operating results of UTEK for the year ended December 31, 2007.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change as we finalize our purchase price assessment and the valuations of the net tangible assets and intangible assets acquired.

The pro forma condensed combined statements of operations adjustments are based upon available information, the structure of the transactions and certain assumptions that we believe are reasonable under the circumstances. The pro forma condensed combined statements of operations are presented for illustrative purposes only and are not necessarily indicative of the result of operations that would have actually been reported had the acquisition of UTEK occurred as of January 1, 2007 or January 1, 2008, or what results will be for any future period.

The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of UTEK Corporation included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008.

UTEK Corporation

Unaudited Pro Forma Condensed Combined Statement of Assets and Liabilities

As of March 31, 2008

	Historical
	UTEK (unaudited)	Strategos (unaudited)	Pro Forma Adjustment		Pro Forma Results
ASSETS
Investments	$23,973,161	$35,675	(35,675	)(a)	$23,973,161
Cash and cash equivalents	4,001,277	662,858			4,664,135
Accounts receivable, net	565,090	1,561,041	(174,600	)(b)	1,951,531
Prepaid expenses and other assets	435,218	161,006	(105,000	)(c)	491,224
Fixed assets, net	495,817	46,769			542,586
Goodwill	4,365,101	—			4,365,101
Intangible assets, net	943,168	—	3,012,090	(d)	3,955,258
Deferred tax asset	8,355,778	173,000	(173,000	)(e)	8,355,778

TOTAL ASSETS	43,134,610	2,640,349			48,298,774

LIABILITIES
Accrued expenses	999,415	99,164			1,098,579
Deferred revenue	1,051,095	65,000			1,116,095
Convertible notes payable to stockholders	—	700,000	(700,000	)(k)	—

TOTAL LIABILITIES	2,050,510	864,164			2,214,674

NET ASSETS	$41,084,100	$1,776,185			$46,084,100

Commitments and Contingencies
Composition of net assets:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—			—
Common stock	$91,854	$49,883	(45,720	)(f)(g)	$96,017
Additional paid-in capital	55,582,031	—	4,995,837	(g)	60,577,868
Accumulated income: Accumulated net operating income	33,119,709	1,924,431	(1,924,431	)(f)	33,119,709
Net realized loss on investments, net of income taxes	(3,638,700)	—			(3,638,700)
Net unrealized depreciation of investments, net of deferred income taxes	(44,253,949)	—			(44,253,949)
Foreign currency translation adjustment	183,155	(198,129)	198,129	(f)	183,155

Net assets	$41,084,100	$1,776,185			$46,084,100

UTEK Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2008

	Historical
	UTEK (unaudited)	Strategos (unaudited)	Pro Forma Adjustment		Pro Forma Results
Income from operations:
Sale of technology rights	$2,712,380	$—			$2,712,380
Consulting and other services	868,739	2,419,806			3,288,545
Investment income, net	84,447	5,217			89,664

	3,665,566	2,425,023			6,090,589

Expenses:
Acquisition of technology rights	1,184,000	—			1,184,000
Salaries and wages	1,205,894	1,211,719	(241,980	)(h)	2,175,633
Professional fees	308,195	75,792			383,987
Sales and marketing	648,032	25,658			673,690
General and administrative	825,194	109,568	68,521	(d)	1,003,283

	4,171,315	1,422,737			5,420,593

Income (loss) before income taxes	(505,749)	1,002,286			669,996
Provision for income tax (benefit) expense	(127,350)	1,273	354,077	(i)	228,000

Net loss from operations	(378,399)	1,001,013			441,996

Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax benefit	(126,102)	—			(126,102)
Net change in unrealized depreciation of investments, net of deferred tax benefit	(4,550,776)	—			(4,550,776)

Net increase (decrease) in net assets from operations	$(5,055,277)	$1,001,013			$(4,234,882)

Net increase in net assets from operations per share:
Basic	$(0.55)				$(0.44)
Diluted	$(0.55)				$(0.44)
Weighted average shares:
Basic	9,161,046				9,577,366
Diluted	9,161,046				9,577,366

Dividend declared per share:	—				—

UTEK Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2007

	Historical
	UTEK	Strategos (unaudited)	Pro Forma Adjustment		Pro Forma Results
Income from operations:
Sale of technology rights	$16,372,550	$—			$16,372,550
Consulting and other services	3,343,134	8,657,672	(313,899	)(j)	11,686,907
Investment income, net	585,265	119,773			705,038

	20,300,949	8,777,445			28,764,495

Expenses:
Acquisition of technology rights	3,815,844	—			3,815,844
Salaries and wages	3,518,769	8,112,469	(834,378	)(h)	10,796,860
Professional fees	1,358,668	144,926			1,503,594
Sales and marketing	2,035,860	209,005			2,244,865
General and administrative	2,837,909	714,195	274,080	(d)	3,826,184
	210,140	—			210,140

	13,777,190	9,180,595			22,397,487

Income (loss) before income taxes
Provision for income tax (benefit) expense	6,523,759	(403,150)			6,367,008
Net loss from operations	2,747,017	(133,000)	(472,017	)(i)	2,142,000

	3,776,742	(270,150)			4,225,008

Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax benefit	(1,447,380)	—			(1,447,380)
Net change in unrealized depreciation of investments, net of deferred tax benefit	(10,806,048)	—			(10,806,048)

Net decrease in net assets from operations	$(8,476,686)	$(270,150)			$(8,028,420)

Net decrease in net assets from operations per share:
Basic
Diluted	$(0.94)				$(0.85)
Weighted average shares:	$(0.94)				$(0.85)
Basic
Diluted	8,989,234				9,405,554
	8,989,234				9,405,554

Dividend declared per share:

UTEK CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2008, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008, and for the year ended December 31, 2007, are based on the historical financial statements of UTEK Corporation and Strategos, Inc. after giving effect to UTEK’s acquisition of Strategos on April 17, 2008, the issuance of stock, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

We account for business combinations pursuant to Financial Accounting Standards Board Statement No. 141, Business Combinations. In accordance with Statement 141, we allocate the purchase price of an acquired company to the net tangible assets and intangible assets acquired based upon their estimated fair values. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as we finalize our purchase price assessment and the valuations of the net tangible assets and intangible assets acquired. These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Strategos acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of UTEK Corporation included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008.

Accounting Periods Presented

The unaudited pro forma condensed combined statement of assets and liabilities as of March 31, 2008 is presented as if our acquisition of Strategos and the issuance of stock had occurred on March 31, 2008.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008 gives effect to the acquisition of Strategos under the purchase method of accounting as if it were acquired on January 1, 2008, and combines the historical operating results of Strategos for the three months ended March 31, 2008 with the historical operating results of UTEK for the three months ended March 31, 2008.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007, gives effect to the acquisition of Strategos under the purchase method of accounting as if it were acquired on January 1, 2007, and combines the historical operating results of Strategos for the year ended December 31, 2007 with the historical operating results of UTEK for the year ended December 31, 2007.

Reclassifications

The following reclassifications have been made to the presentation of Strategos’ historical statements of operations in order to conform to UTEK’s presentation:

•	Deposits of $33,331 were included in prepaid expenses and other assets as of March 31, 2008.

•	Consulting services revenue for the year ended December 31, 2007 includes $78,720 in other income from an income tax refund received during the year.

2. ACQUISITION OF STRATEGOS, INC.

Effective April 17, 2008, the Company closed on its Stock Purchase Agreement with Strategos. Strategos was acquired for 1,248,960 shares of UTEK Corporation unregistered common stock valued at $15 million as of such date. The number of shares is based on the average ten-day closing price prior to execution of the stock purchase agreement. Under the terms of the agreement, Strategos shareholders received one third, or 416,320, of the UTEK shares worth $5 million at closing. Transfer of the 416,320 UTEK unregistered shares is restricted for at least 12 months following the close of the transaction. The remaining UTEK shares are held in escrow, to be released in two installments, 12 and 24 months after closing. Delivery of the escrowed shares to Strategos is dependent on the achievement of specific revenue targets for 2008 and 2009. If such targets are not met, a portion of the escrowed shares will be returned to UTEK. The cost of these contingent shares will be accounted for separately from the purchase price when and if the shares are earned.

Strategos, Inc. was organized under the laws of California and is based in Chicago, Illinois. Strategos is engaged in providing long-term business and strategic consulting services focused on innovation to create growth, build capability and new business models for its clients and related goods and services, including software and training.

The estimated purchase price of and purchase price allocation for Strategos, as presented below, represents our best estimates. These estimates are preliminary as we are still in the process of finalizing the majority of the amounts presented.

Preliminary Purchase Price

The total preliminary purchase price was $5.0 million, based on the average closing price of 416,320 shares of UTEK common stock during the ten trading days immediately preceding the date of the Stock Purchase Agreement of February 26, 2008. The preliminary purchase price was based on a preliminary assessment and our estimates and assumptions are subject to change, especially as it relates to the earnout of the escrowed shares.

Preliminary Purchase Price Allocation

Pursuant to our business combinations accounting policy, the total purchase price for Strategos was allocated to the net tangible assets and intangible assets acquired based upon their estimated fair values as of April 17, 2008, as set forth below. The excess of the net tangible assets and intangible assets acquired over the purchase price resulted in a reduction of the assigned value of certain tangible assets and the intangible assets. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change. Our preliminary purchase price allocation is as follows:

Cash and cash equivalents	$515,960
Accounts receivable	1,610,556
Other tangible assets	64,704
Intangible assets	3,012,090
Accounts payable and other liabilities	(119,449)
Deferred revenues	(83,861)

Total preliminary purchase price allocation	$5,000,000

Intangible Assets

The following table sets forth the preliminary components of intangible assets associated with the Strategos acquisition:

	Preliminary Fair Value	Useful Life
Tradenames/Trademarks/Websites	$764,825	Indefinite
Proprietary processes/know-how	930,065	6 years
DiscoverySpace software platform	56,654	8 years
Non-compete agreements	113,307	4 years
Customer list	1,147,239	7 years

Total intangible assets	$3,012,090

Tradenames, trademarks and websites represent the fair value of brand and name recognition associated with the marketing of Strategos’ products and services. Proprietary processes and/or “know-how” can be leveraged to improve our existing products and services. The DiscoverySpace software platform has technological feasibility and is a part of Strategos’ services. Non-compete agreements represent value from Strategos’ most valuable employees and executives. Customer lists represent the underlying relationships and agreements with Strategos’ customers.

3. PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:

(a)	To eliminate Strategos’ investments that do not convey to UTEK.

(b)	To eliminate an intercompany receivable of $237,300 from Strategos’ UK subsidiary that was not included in the acquisition and to true-up a $(62,700) difference in the purchase price allocation resulting from the use of March 31, 2008 historical asset balances as opposed the April 17, 2008 asset balances.

(c)	To eliminate Strategos’ income tax receivable related to a net operating loss carryback that does not convey to UTEK.

(d)	To record the preliminary fair values of Strategos intangible assets acquired and the associated amortization expense. The preliminary fair values of these intangible assets have been reduced by approximately $3.3 million as a result of a pro rata reduction of the acquired assets’ original assigned values as required by SFAS Statement 141.

(e)	To eliminate Strategos’ deferred tax asset primarily related to a foreign income tax credit that does not convey to UTEK.

(f)	To eliminate Strategos’ equity accounts.

(g)	To record the issuance of 416,320 shares of UTEK common stock valued at $5,000,000 in connection with the acquisition.

(h)	To eliminate 10% of revenues as the portion of Strategos’ income that would not have been paid out in bonuses. This 10% of revenue would have been an intercompany management fee that would be eliminated in consolidation.

(i)	To adjust the provision for income tax expense to 34% of income from operations.

(j)	To eliminate income of $235,179 from Strategos’ UK division that was not acquired and $78,720 from a 2006 income tax refund.

(k)	To eliminate notes payable to Strategos’ stockholders not assumed by UTEK.

3. PRO FORMA EARNINGS PER SHARE

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for the common stock issued in connection with the acquisition.

	Weighted Average Common Shares Outstanding
	Three Months Ended Mar 31, 2008	Year Ended Dec 31, 2007
Basic and Diluted weighted average common shares outstanding, as reported	9,161,046	8,989,234
Effect of common stock issued in acquisition	416,320	416,320

Basic and Diluted weighted average common shares outstanding, pro forma	9,577,366	9,405,554